Exhibit 10.1

RATE LOCK AUTHORIZATION AGREEMENT -

(Hamilton Company NERA Credit Facility - Addition

Advance)

KEYBANK NATIONAL ASSOCIATION, a national banking association (“Lender”), issued a Master Credit Facility Advance Application (“Advance Application”), the purpose of which was to approve and fund certain addition requests (each, an “Addition” and, collectively, the “Additional Mortgage Property”) pursuant to the terms and conditions outlined in the Master Credit Facility Agreement dated November 30, 2021 (the “Hamilton Company NERA Credit Facility” or the “Master Agreement”) between Lender and the Borrowers identified in Exhibit A (individually and collectively, “Borrower”) for the benefit of the Additional Mortgage Property identified in Exhibit A. The Initial Advance under the Hamilton Company NERA Credit Facility was $156,000,000.

Pursuant to Section 2.02 of the Master Credit Facility Agreement, Lender has received the requested Loan of $79,955,000 (“Addition Advance”) for the Hamilton Company NERA Credit Facility. Following the Addition Advance, the Total Advance for the Hamilton Company NERA Credit Facility will be $235,955,000. All capitalized terms not otherwise defined herein shall have the meaning ascribed to such term in the Master Agreement. By executing this Rate Lock Authorization Agreement, Borrowers authorize Lender to obtain an Advance funding commitment for the Portfolio (named below) with the terms summarized below:

Portfolio Name	Hamilton Company NERA Credit Facility Addition
Name of Property and Address	See Exhibit A
Borrower(s)	See Exhibit A
Guarantor(s)	N/A
Key Principal(s)	New England Realty Associates Limited Partnership; Jameson Brown
Amount of Advance	$79,955,000
Term of Advance	120 months
Amortization Period	420 months after Interest Only Term
Interest Only Term	120 months
Yield Maintenance Period	114 months
Prepayment Premium/Yield Maintenance Period Term	Yield Maintenance: Calculated by formula set forth in Schedule 4.1 of the Master Agreement (but in no event less than 1% of the outstanding principal balance) for the number of years set forth above. Prepayment is permitted at par during the last 3 months prior to the maturity date of the Loan.
Fixed Interest Rate	4.30% (Estimate Only – Final Interest Rate to be determined at the time of Rate Lock)
Accrual Basis	Actual/360
Closing Deadline	June 10, 2022
Rate Lock Expiration Date	April 25, 2022
Good Faith Deposit	2.00% of the Initial Advance
Origination Fee	0.60% of the Initial Advance (0.10% of which is due to Fannie Mae)
Replacement Reserve Funding Requirement	See SCHEDULE 5 TO MCFA, attached
Repairs and Required Repair Escrow Funding	See SCHEDULE 6 TO MCFA, attached
Tax and Insurance Escrow Funding	See MCFA Article 12, attached

The actual Interest Rate on the Addition Advance shall be determined upon the "locking" of the Interest Rate as described below. Borrower acknowledges and agrees that the Interest Rate used in issuing this Commitment was based on market conditions at the time of Loan underwriting. These terms are subject to change without notice prior to the time that Borrower locks the Interest Rate.

After Borrower has met, to Lender's satisfaction, all terms of this Rate Lock Authorization Letter, Borrower shall instruct Lender to "lock" the Interest Rate (thereby establishing and locking the Interest Rate and the Initial Interest Rate on the Addition Advance) and other terms of the Loan between the hours of 8:00 a.m. and 3:00 p.m. (Central time), on or before the Rate Lock Deadline identified below.

Borrower must Rate Lock no later than April 25, 2022 (“Rate Lock Deadline”) (i.e., the date that Lender receives the executed Advance Approval Letter). Closing of the Addition Advance must occur not later than June 10, 2022 (“Closing Deadline”), unless otherwise agreed to in writing by Lender. The Advance Approval will expire automatically and without further notice from or action by Lender if Rate Lock does not occur by the Rate Lock Deadline or if closing of the Addition Advance does not occur on or before the Closing Deadline. Lender has no obligation to extend the Rate Lock Deadline or the Closing Deadline and may require the payment of an extension fee should Lender be willing to grant an extension. Notwithstanding the Rate Lock Deadline and Closing Deadline defined above, provided Rate Lock occurs on or before April 25, 2022, Closing is targeted for June 10, 2022 and shall occur no later than June 10, 2022.

Borrower acknowledges that, upon Borrower’s instruction to Rate Lock, Lender will lock the Interest Rate on the Addition Advance. Borrower further acknowledges that if Lender fails to close and deliver the Addition Advance to Fannie Mae, Fannie Mae will suffer damages for locking the Interest Rate and taking a position in the financial market, and Fannie Mae will look to Lender for reimbursement of its damages. Should the Addition Advance not close for any reason other than Lender’s sole default, or if Lender is unable to satisfy any post-delivery purchase condition raised by Fannie Mae which requires action or cooperation from Borrower that Borrower does not fulfill, Borrower will be liable for all direct damages suffered by Lender and Fannie Mae and any securitization purchaser relating to interest rate breakage costs incurred in connection with such Rate Lock together with all enforcement costs and expenses incurred by Lender and Fannie Mae in collecting such damages (including without limitation, actual and documented out of pocket third party fees and costs and reasonable and documented out of pocket legal fees and expenses incurred in connection with such enforcement). Lender shall apply the Good Faith Deposit to payment of such damages, not to exceed the sum of two percent (2.00%) of Addition Advance plus Lender’s reasonable and documented out of pocket expenses, and Borrower and Guarantor will be liable for any deficiency. Lender may also assign to Fannie Mae any claim that Lender may have against Borrower. (Any return of the Rate Lock Deposit to Borrower prior to Lender’s assertion of a claim for damages does not affect Borrower’s obligations hereunder.)

Borrower must post a two percent (2.00%) Good Faith Deposit prior to Rate Lock. This Advance Approval shall not be binding unless the enclosed copy of this Advance Approval is signed by Borrower and returned via electronic delivery, along with a wire transfer of funds per the wiring instructions set forth in Exhibit B attached hereto, in the amount of the Rate Lock Deposit, to Lender on or before the Rate Lock Expiration Date as set forth above. Upon closing of the Loan, Lender will refund the Rate Lock Deposit to Borrower. If the Loan has not closed by 12:00 p.m. (Central time) by the Closing Deadline for any reason other than Lender’s sole default, then the Rate Lock Deposit shall be earned and retained by Lender.

A scanned and e-mailed copy of a duly executed and accepted counterpart of this Confirmation Letter (together with Lender's receipt of the Rate Lock Deposit) shall be sufficient to evidence the binding agreement of each party to the terms herein. However, Borrower and Lender each agree to promptly return to the other an original, duly executed counterpart of this Commitment following the delivery of a scanned and e-mailed copy hereof.

Borrower hereby requests Lender to lock an interest rate for the Initial Advance that is no higher than the Interest Rate set forth above. If you have any questions, please contact your Lender representative Michael T. Johnson at 770-510-2135 or by email at Michael_T_Johnson@KeyBank.com.

Very truly yours,

KEYBANK NATIONAL ASSOCIATION, a national banking association

By:
Name:	Michael T. Johnson
Title:	Senior Vice President

AGREED AND ACCEPTED:

BORROWER:

NERA DEAN STREET ASSOCIATES, LLC a Delaware limited liability company

By:	NewReal, Inc.,
a Massachusetts corporation,
its Manager

By:		(SEAL)
Name:	Ronald Brown
Title:	President

BORROWER:

SCHOOL STREET 9, LLC a Delaware limited liability company

By:	NewReal, Inc.,
a Massachusetts corporation,
its Manager

By:		(SEAL)
Name:	Ronald Brown
Title:	President

BORROWER:

WESTGATE APARTMENTS BURLINGTON, LLC a Delaware limited liability company

By:	NewReal, Inc.,
a Massachusetts corporation,
its Manager

By:		(SEAL)
Name:	Ronald Brown
Title:	President

BORROWER:

WESTGATE APARTMENTS, LLC a Delaware limited liability company

By:	NewReal, Inc.,
a Massachusetts corporation,
its Manager

By:		(SEAL)
Name:	Ronald Brown
Title:	President

Exhibit “A”

Name of Property, Borrower and Address

Mortgage Property	Borrower	Address	City	State	Zip Code
Courtyard at Westgate	WESTGATE APARTMENTS BURLINGTON, LLC, a Delaware limited liability company	105-107 Westgate Dr	Burlington	MA	01803

Hamilton Village	SCHOOL STREET 9, LLC, a Delaware limited liability company	9 School St	Framingham	MA	01701

Stonebridge Apartments	NERA DEAN STREET ASSOCIATES, LLC, a Delaware limited liability company	38 Dean St	Norwood	MA	02062

Westgate Apartments	WESTGATE APARTMENTS, LLC, a Delaware limited liability company	2-20 Westgate Dr	Woburn	MA	01801

EXHIBIT “B”

Special Conditions

1.	Lender’s preliminary underwritten annualized Net Operating Income (“Preliminary NOI”) for the Properties is $5,749,497 for purposes of Rate Lock. The Preliminary NOI and Underwritten Interest Rate support the Loan Amount. This is preliminary and may change once Lender completes its underwriting of the Mortgage Loan. Such change could affect the loan amount available under the Loan Commitment and the Fannie Mae Commitment.

2.	The Loan Amount may not exceed 60.00% of final aggregate underwritten value of the Properties. Lender’s preliminary aggregate value for the Properties is $156,350,000, which supports the Loan Amount. This is preliminary and may change once Lender completes its full underwriting of the Mortgage Loan. Such change could affect the loan amount available under the Loan Commitment and the Fannie Mae Commitment.

3.	The Borrowers must sign Fannie Mae’s “Streamlined Rate Lock Agreement” in the event that Borrowers wish to execute a streamlined rate lock per Fannie Mae’s requirements. The “Streamlined Rate Lock Agreement” to be signed is either attached as an exhibit to this Commitment or has been delivered separately to Borrowers.

4.	Prior to Rate Lock, all Master Agreement modifications and Fannie Mae Waiver requests must be approved by Lender and Fannie Mae. Approval of any Master Agreement modifications subsequent to Rate Lock shall be at the sole discretion of Fannie Mae and the Lender, and any refusal by the Lender shall not constitute a defense of the Borrowers to the failure by the Borrowers to close the Mortgage Loan in accordance with the Rate Lock Authorization Agreement (in the amount of the Rate Lock Loan Amount).

5.	Within 10 business days of Rate lock, all outstanding Due Diligence must be received by Lender in order to complete its Full Underwriting. KBREC must complete the full underwriting no later than 5 days after Rate Lock.

6.	Prior to Rate Lock, Lender must review all remaining due diligence items, including but not limited to the following legal items:

a.	Copies of executed Advance Application, Rate Lock Agreement, SERL Agreement and Good Faith Deposit.

b.	Items identified as required for Rate Lock in the most recent legal checklist circulated by Lender’s Counsel.

7.	Prior to Closing, Lender must review all remaining due diligence items, including but not limited to the following legal items:

a.	Final loan approval from Fannie Mae and Lender internal credit committee.

b.	Satisfactory Lender site inspections.

c.	Approval by Borrower, Lender and Fannie Mae of the Reaffirmation, Joinder and First Amendment to the Master Credit Facility Agreement.

d.	Items circulated in the most recent legal checklist from Lender’s Counsel.

e.	Satisfactory completion of required Borrower-related compliance checks.

f.	Receipt of final 3rd party reports, including final Phase I, property condition reports, and zoning reports. Final immediate repair and replacement reserves will be based on final property condition reports.

EXHIBIT “C”

Master Credit Facility Agreement

See Attached.

EXHIBIT “D”

Lender Wiring Instructions for Good Faith Deposit

KeyBank National Association

4224 Ridge Lea Road

Amherst, NY 14226-3350

Attn: KBREC Fundings

ABA:	# 021-300-077
Account:	# 953-001-430
Account Holder:	KeyBank National Association
Reference:	Loan Number: 10234127
Property Name:	Hamilton Company NERA Credit Facility Addition
Amount of Wire:	$1,599,100
Purpose of Wire:	2.00% Good Faith Deposit

Please contact Brendan O’Keefe if there are any questions at (617) 385-6276.

STREAMLINED RATE LOCK AGREEMENT – DRAFT VERSION

(Preliminary Underwriting Completed Prior to Rate Lock)

This STREAMLINED RATE LOCK AGREEMENT (this “Agreement”), dated as of April __, 2022, is executed by the undersigned Borrowers, Key Principal and Guarantor (individually and collectively, the “Borrower Parties”) and KeyBank National Association (together with its successors and assigns, “Lender”).

RECITALS:

Borrower(s):	See Exhibit “B”
Key Principal(s):	New England Realty Associates Limited Partnership; Jameson Brown
Guarantor(s):	N/A
Property Name:	See Exhibit “B”
Property Address:	See Exhibit “B”
Type of Execution:	MBS
Rate Lock Amount:	$79,955,000
Latest Mortgage Loan Origination Date:	June 10, 2022
Good Faith Deposit	$1,599,100

A.           Borrowers are entering into or have entered into a commitment (the “Loan Commitment”) with Lender regarding a loan (the “Mortgage Loan”) having the above-referenced Rate Lock Amount to be made by Lender to Borrowers and secured by a lien on the properties described above (the “Property” or collectively, the “Properties”).

B.           Lender intends to sell the Mortgage Loan to Fannie Mae pursuant to a commitment in accordance with Fannie Mae’s requirements (the “Fannie Mae Commitment”) either (i) as a cash purchase (a “Cash Trade”) by the Fannie Mae multifamily trading desk (the “Multifamily Trading Desk”), or (ii) in exchange for the issuance by Fannie Mae of a mortgage-backed security (an “MBS”) backed by the Mortgage Loan to an investor in the MBS selected by Lender, at a specified rate (the “MBS Trade”; the Multifamily Trading Desk, as purchaser under a Cash Trade or an MBS Trade, or a third-party investor in an MBS Trade each being referred to herein as the “Investor”).

8

C.           Pursuant to Fannie Mae’s streamlined rate lock option, Lender simultaneously herewith is entering into a commitment to sell the Mortgage Loan to an Investor.

Streamlined Rate Lock Agreement (Preliminary Underwriting Completed Prior to Rate Lock)	Form 6430	Page 1
Fannie Mae	06-19	© 2019 Fannie Mae

D.           The Fannie Mae Commitment and either the Cash Trade or the MBS Trade have allowed Borrowers to lock the interest rate for the Mortgage Loan with Lender prior to completion of the underwriting process (the “Rate Lock”).

E.           The Loan Commitment contains provisions regarding Borrowers’ failure to close the Mortgage Loan with Lender in accordance with the terms thereof, and obligates Borrowers for certain costs and charges as a result of such failure. The provisions of the Loan Commitment, and the obligations of Borrowers thereunder, are separate and apart from the joint and several obligations and liabilities of the Borrower Parties contained herein.

F.           It is a condition of the Loan Commitment and the Fannie Mae Commitment that each of the Borrower Parties execute this Agreement.

AGREEMENTS:

NOW, THEREFORE, in order to induce Lender and Fannie Mae to enter into (i) the Fannie Mae Commitment, and (ii) either the Cash Trade or the MBS Trade, each of the Borrower Parties hereby certifies and agrees as follows:

Section 1.            Recitals.

The recitals set forth above are true and correct and are hereby incorporated by reference as if fully set forth in the body of this Agreement. Capitalized terms not otherwise defined in the body of this Agreement shall have the meanings set forth in the Recitals.

Section 2.            Closing Deadline; Loan Documentation.

(a)           Each of the Borrower Parties agrees and acknowledges that the Mortgage Loan must be originated with Lender on or prior to the Latest Mortgage Loan Origination Date.

(b)           By entering into the Rate Lock, each of the Borrower Parties hereby agrees and acknowledges that:

(1)           Borrowers are causing Lender and the Investor to take a position in the financial markets in reliance on the closing of the Mortgage Loan in accordance with the Loan Commitment and the delivery of the Mortgage Loan in accordance with the Fannie Mae Commitment; and

(2)           failure of Borrowers to close the Mortgage Loan in accordance with the Loan Commitment will cause Lender and/or the Investor to incur economic damages.

(c)           Each of the Borrower Parties agrees and acknowledges that, as a condition of entering into the Loan Commitment, Borrowers hereby agree to execute and deliver Fannie Mae’s standard multifamily form loan documents to evidence and secure the Mortgage Loan. Each of the Borrower Parties further agrees and acknowledges that, to the extent Borrowers elect to enter into a Rate Lock for the proposed Mortgage Loan with Lender and the Investor prior to review and approval by Lender of all modifications requested by Borrowers to the Fannie Mae standard multifamily form loan documents, approval of such modifications shall be at Lender’s sole discretion and shall not constitute a defense of any of the Borrower Parties to the failure by Borrowers to close the Mortgage Loan in accordance with the Loan Commitment (in the amount of the Rate Lock Amount).

Streamlined Rate Lock Agreement (Preliminary Underwriting Completed Prior to Rate Lock)	Form 6430	Page 2
Fannie Mae	06-19	© 2019 Fannie Mae

Section 3.            Representations and Warranties.

As of the date hereof, each of the Borrower Parties represents and warrants that all of the following statements are true, complete, and correct in all material respects:

(a)           to the best knowledge of each of the Borrower Parties, after reasonable and diligent inquiry and investigation, with regards to the Properties, (1) there are no structural, mechanical, electrical, plumbing or other building component, roofs or system defects, latent or otherwise (“Building Components”), (2) all Building Components are in good and proper working order, and (3) there is no material deferred maintenance on the Properties (each except as otherwise noted on Exhibit A);

(b)           no part of the Properties have been taken in condemnation or other like proceeding, nor is any such proceeding pending or known to be contemplated (except as otherwise noted on Exhibit A);

(c)           to the best knowledge of each of the Borrower Parties, after reasonable and diligent inquiry and investigation, Borrowers and the Properties are in compliance with all provisions of all zoning, subdivision, environmental protection, disability accommodation, land use, fire and building code, and occupational safety and health act rules, regulations and statutes to which they are subject, and all licenses, permits and approvals necessary for the ownership of the Properties and the conduct of its business have been obtained (except as otherwise noted on Exhibit A);

(d)           to the best knowledge of each of the Borrower Parties, after reasonable and diligent inquiry and investigation, (1) no part of the Properties contain underground storage tanks, asbestos containing materials or lead based paint, and (2) there are no hazardous waste facilities that could affect the operation or value of the Properties (each except as otherwise noted on Exhibit A);

(e)           the Properties are not subject to any operations and maintenance programs for hazardous materials (except as otherwise noted on Exhibit A);

(f)           Borrowers are the legal and equitable owner of the Properties (or will be so at the time of the Mortgage Loan closing) and there are no recorded or unrecorded leases, easements, deed restrictions, covenants, conditions or restrictions, or other agreements, that could affect the marketability of title to the Properties or Borrowers’ right to occupy and operate the Properties. The Properties have all reciprocal use agreements in place necessary to use and operate the Properties as represented to Lender (except as otherwise noted on Exhibit A), and Lender will have the benefit of all such agreements (in such form as Lender shall request) at the Mortgage Loan closing;

Streamlined Rate Lock Agreement (Preliminary Underwriting Completed Prior to Rate Lock)	Form 6430	Page 3
Fannie Mae	06-19	© 2019 Fannie Mae

(g)           if not an individual, each of the Borrower Parties is validly existing and qualified to transact business and is in good standing in the state in which it is formed or organized, and in each other jurisdiction that qualification or good standing is required according to applicable law to conduct its business;

(h)           the execution, delivery and performance of this Agreement have been duly authorized by all necessary action and proceedings by or on behalf of each of the Borrower Parties, and no further approvals or filings of any kind are required by or on behalf of any of the Borrower Parties as a condition to the valid execution, delivery and performance by the Borrower Parties of this Agreement; and

(i)           each of the Borrower Parties has the requisite power and authority to carry on its business as now conducted and as contemplated to be conducted in connection with the performance of its obligations under this Agreement.

Section 4.             Preliminary Underwriting.

Each of the Borrower Parties agrees and acknowledges that the net cash flow and the Property value estimated by Lender to determine the Rate Lock Amount are preliminary and may change once Lender completes its underwriting of the Mortgage Loan. Such change could affect the amount of the Mortgage Loan available under the Loan Commitment and the Fannie Mae Commitment. Lender is obligated to complete its underwriting of the Mortgage Loan no later than ninety (90) days after the date of the Rate Lock, and each of the Borrower Parties agrees to provide the necessary assistance and documentation to enable Lender to fulfill this obligation. After completion of final underwriting, Lender shall determine if any changes to the terms of the Loan Commitment and Fannie Mae Commitment are necessary, and each of the Borrower Parties hereby consents to any such required changes.

Section 5.            Replacement Reserves and Completion/Repair Deposits.

Lender will estimate the replacement reserve and repair deposits that Borrowers shall be required to make or maintain in connection with the Mortgage Loan. Each of the Borrower Parties agrees and acknowledges that such estimates may change as part of Lender’s final underwriting of the Mortgage Loan. Each of the Borrower Parties hereby agrees Borrowers will accept any such change and close the Mortgage Loan pursuant to all other terms of the Loan Commitment.

Section 6.            Good Faith Deposit.

Before entering into the Rate Lock, Lender collected $1,599,100 from Borrowers (“Good Faith Deposit”).

Unless otherwise applied pursuant to the terms of this Agreement, Lender shall refund the Good Faith Deposit to Borrowers no earlier than the Mortgage Loan origination date and no later than within a commercially reasonable time after Fannie Mae purchases the Mortgage Loan.

Streamlined Rate Lock Agreement (Preliminary Underwriting Completed Prior to Rate Lock)	Form 6430	Page 4
Fannie Mae	06-19	© 2019 Fannie Mae

Section 7.             Delivery Tolerance.

Notwithstanding anything herein or in the Loan Commitment to the contrary, Borrowers shall be deemed to have satisfied its obligation to close the Mortgage Loan in accordance with the Loan Commitment if the Borrowers close the Mortgage Loan and the difference between the Rate Lock Amount and the amount of the Mortgage Loan delivered to Fannie Mae, for any MBS Trade with the Multifamily Trading Desk, is no more than five percent (5%) of the Rate Lock Amount, provided, however, if the difference between the Rate Lock Amount and the amount of the Mortgage Loan delivered to Fannie Mae is greater than five percent (5%), but not more than ten percent (10%), then:

(a)           Fannie Mae shall accept delivery of the Mortgage Loan in such lesser amount; and

(b)           Borrowers shall owe as liquidated damages, to be paid from the Good Faith Deposit in full satisfaction of Borrowers’ obligations under the Rate Lock and the Loan Commitment, an amount equal to (1) the difference between ninety-five percent (95%) of the Rate Lock Amount and the amount of the delivered Mortgage Loan, multiplied by two percent (2.00%).

For any MBS Trade with Third Part Investor, no more than the percentage delivery tolerance set forth in an MBS Trade agreement with the third-party Investor and as detailed on Exhibit B attached to this Agreement, which in no event shall exceed ten percent (10%) of the Rate Lock Amount.

Section 8.             Events of Default.

Each of the Borrower Parties agrees and acknowledges that the Borrower Parties will be in default of the Loan Commitment and this Agreement, and that Lender will be entitled to terminate the Loan Commitment at any time, upon the occurrence of any of the following:

(a)           The Mortgage Loan is not originated by the Latest Mortgage Loan Origination Date in accordance with the terms of the Loan Commitment for any reason;

(b)           Borrowers otherwise elect not to honor the terms of the Loan Commitment, or fail to perform its obligations under the Loan Commitment; or

(c)           any representation, warranty, statement, certificate or other data and information provided by any of the Borrower Parties to Lender, including but not limited to the statements made in this Agreement, is materially false or misleading as of the date given.

Section 9.      Remedies for Failed Mortgage Loan Origination.

If the Mortgage Loan is not originated on or before the Latest Mortgage Loan Origination Date as a result of the events of default described in Section 8, there shall be a default under the MBS Trade and under this Agreement. In the event of such default, , for any MBS Trade with the Multifamily Trading Desk, each of the Borrower Parties shall be jointly and severally liable for payment of a breakage fee of $1,599,100, which shall serve as liquidated damages in full satisfaction of Borrowers’ obligations under the Rate Lock and the Loan Commitment.

Streamlined Rate Lock Agreement (Preliminary Underwriting Completed Prior to Rate Lock)	Form 6430	Page 5
Fannie Mae	06-19	© 2019 Fannie Mae

For any MBS Trade with Third Part Investor, in the event of such default, each of the Borrower Parties shall be jointly and severally (solidarily for purposes of Louisiana law) liable for payment of a breakage fee and Borrowers shall comply with the requirements of the Investor in the MBS, as detailed on Exhibit B attached to this Agreement, including the payment of damages described therein.

Section 10.           Reliance.

Each of the Borrower Parties agrees and acknowledges that Lender is relying upon the truth and accuracy of all representations made in this Agreement and all representations, warranties, statements, certificates, and other information furnished to Lender in connection with the issuance of the Loan Commitment.

Section 11.           Governing Law.

This Agreement shall be governed by and construed in accordance with the substantive law of the State of Ohio without regard to the application of choice of law principles that would result in the application of the laws of another jurisdiction.

Section 12.           Property Jurisdiction.

Each of the undersigned agrees that any controversy arising under or in relation to this Agreement shall be litigated exclusively in the State of Ohio. The district and federal courts and authorities with jurisdiction in the State of Ohio shall have exclusive jurisdiction over all controversies which shall arise under or in relation to this Agreement with respect to the subject matter hereof. Each of the undersigned irrevocably consents to service, jurisdiction, and venue of such courts for any such litigation and waives any other venue to which it might be entitled by virtue of domicile, habitual residence or otherwise.

Section 13.           Time is of the Essence.

Each of the Borrower Parties agrees that, with respect to each and every obligation and covenant contained in this Agreement, time is of the essence.

Section 14.           Notices.

Each of the Borrower Parties agrees to notify Lender of any change in the undersigned’s address within ten (10) business days after such change of address occurs. Any notices under this Agreement shall be:

(a)           in writing and shall be:

(1)           delivered, in person;

Streamlined Rate Lock Agreement (Preliminary Underwriting Completed Prior to Rate Lock)	Form 6430	Page 6
Fannie Mae	06-19	© 2019 Fannie Mae

(2)           mailed, postage prepaid, either by registered or certified delivery, return receipt requested;

(3)           sent by overnight courier; or

(4)           sent by electronic mail with originals to follow by overnight courier;

(b)           addressed to the intended recipient at the notice addresses provided under the signature block at the end of this Agreement; and

(c)           deemed given on the earlier to occur of:

(1)           the date when the notice is received by the addressee; or

(2)           if the recipient refuses or rejects delivery, the date on which the notice is so refused or rejected, as conclusively established by the records of the United States Postal Service or such express courier service.

Section 15.           WAIVER OF JURY TRIAL.

TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE UNDERSIGNED (a) AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS AGREEMENT OR ANY RELATED DOCUMENT OR THE RELATIONSHIP BETWEEN THE PARTIES THAT IS TRIABLE OF RIGHT BY A JURY, AND (b) WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH ISSUE TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN BY THE UNDERSIGNED, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL.

Section 16.           Exhibits.

Any exhibits attached to this Agreement are incorporated fully into this Agreement by this reference and each constitutes a substantive part of this Agreement.

Section 17.           Counterparts.

This Agreement may be executed in any number of counterparts and by different parties in separate counterparts. Each counterpart when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.

Section 18.           Construction.

(a)           The captions and headings of the sections of this Agreement are for convenience only and shall be disregarded in construing this Agreement.

Streamlined Rate Lock Agreement (Preliminary Underwriting Completed Prior to Rate Lock)	Form 6430	Page 7
Fannie Mae	06-19	© 2019 Fannie Mae

(b)           Any reference in this Agreement to an “Exhibit” or “Schedule” or a “Section” or an “Article” shall, unless otherwise explicitly provided, be construed as referring, respectively, to an exhibit or schedule attached to this Agreement or to a Section or Article of this Agreement.

(c)           Any reference in this Agreement to a statute or regulation shall be construed as referring to that statute or regulation as amended from time to time.

(d)           Use of the singular in this Agreement includes the plural and use of the plural includes the singular.

(e)           As used in this Agreement, the term “including” means “including, but not limited to” or “including, without limitation,” and is for example only and not a limitation.

(f)           Whenever Borrowers’ knowledge is implicated in this Agreement or the phrase “to Borrowers’ knowledge” or a similar phrase is used in this Agreement, Borrowers’ knowledge or such phrase(s) shall be interpreted to mean to the best of Borrowers’ knowledge after reasonable and diligent inquiry and investigation.

(g)           Unless otherwise provided in this Agreement, if Lender’s approval, designation, determination, selection, estimate, action or decision is required, permitted or contemplated hereunder, such approval, designation, determination, selection, estimate, action or decision shall be made in Lender’s sole and absolute discretion.

(h)           All references in this Agreement to a separate instrument or agreement shall include such instrument or agreement as the same may be amended or supplemented from time to time pursuant to the applicable provisions thereof.

(i)           “Lender may” shall mean at Lender’s discretion, but shall not be an obligation.

[Remainder of Page Intentionally Blank]

Streamlined Rate Lock Agreement (Preliminary Underwriting Completed Prior to Rate Lock)	Form 6430	Page 8
Fannie Mae	06-19	© 2019 Fannie Mae

IN WITNESS WHEREOF, each of the Borrower Parties and Lender have signed and delivered this Agreement under seal (where applicable) or have caused this Agreement to be signed and delivered under seal (where applicable) by its duly authorized representative to be effective as of the date written below. Where applicable law so provides, each of the Borrower Parties and Lender intend that this Agreement shall be deemed to be signed and delivered as a sealed instrument.

BORROWER:
NERA DEAN STREET ASSOCIATES, LLC
a Delaware limited liability company

By:	NewReal, Inc.,
a Massachusetts corporation,
its Manager

By:		(SEAL)
Name:	Ronald Brown
Title:	President

BORROWER:
SCHOOL STREET 9, LLC
a Delaware limited liability company

By:	NewReal, Inc.,
a Massachusetts corporation,
its Manager

By:		(SEAL)
Name:	Ronald Brown
Title:	President

Streamlined Rate Lock Agreement (Preliminary Underwriting Completed Prior to Rate Lock)	Form 6430	Page S-1
Fannie Mae	06-19	© 2019 Fannie Mae

BORROWER:

WESTGATE APARTMENTS BURLINGTON, LLC
a Delaware limited liability company

By:	NewReal, Inc.,
a Massachusetts corporation,
its Manager

By:		(SEAL)
Name:	Ronald Brown
Title:	President

BORROWER:

WESTGATE APARTMENTS, LLC
a Delaware limited liability company

By:	NewReal, Inc.,
a Massachusetts corporation,
its Manager

By:		(SEAL)
Name:	Ronald Brown
Title:	President

Streamlined Rate Lock Agreement (Preliminary Underwriting Completed Prior to Rate Lock)	Form 6430	Page S-2
Fannie Mae	06-19	© 2019 Fannie Mae

/KEY PRINCIPALS:

NEW ENGLAND REALTY ASSOCIATES LIMITD PARTNERSHIP, a Massachusetts limited partnership

By:	NewReal, nc., a Massachusetts corporation, its general partner

By:
Jameson Brown
Authorized Person

JAMESON BROWN, a US individual

By:
Jameson Brown

Streamlined Rate Lock Agreement (Preliminary Underwriting Completed Prior to Rate Lock)	Form 6430	Page S-3
Fannie Mae	06-19	© 2019 Fannie Mae

LENDER:
KEYBANK NATIONAL ASSOCIATION, a national banking association

By:		(SEAL)
Name:	Michael T. Johnson
Title:	Senior Vice President

ADDRESS FOR NOTICES:

Streamlined Rate Lock Agreement (Preliminary Underwriting Completed Prior to Rate Lock)	Form 6430	Page S-4
Fannie Mae	06-19	© 2019 Fannie Mae

EXHIBIT A

TO

STREAMLINED RATE LOCK AGREEMENT

(Preliminary Underwriting Completed Prior to Rate Lock)

[Exceptions to Representations and Warranties]

N/A

Streamlined Rate Lock Agreement (Preliminary Underwriting Completed Prior to Rate Lock)	Form 6430	Page A-1
Fannie Mae	06-19	© 2019 Fannie Mae

EXHIBIT B

TO

STREAMLINED RATE LOCK AGREEMENT

(Preliminary Underwriting Completed Prior to Rate Lock)

A.            Borrowers acknowledge that at Borrowers’ request, Lender has made certain commitments to Fannie Mae and the Investor relating to the Cash Trade or MBS Trade, as applicable, and that if following a default as set forth in Section 8 above, Lender fails to sell the proposed Loan to Fannie Mae or deliver the MBS to the Investor in accordance with the MBS Trade, then Lender will suffer certain damages relating to such failure, including payment of the Good Faith Deposit to Fannie Mae or the Investor, together with any additional and direct damages actually incurred by the Investor as a result of the Investor’s lost investment opportunity. Accordingly, Borrowers shall be liable for and shall hold harmless and indemnify Lender, its partners, officers, directors, shareholders, legal representatives, successors, and assigns, from and against any claims made against Lender, and any direct, indirect, or consequential damages (including reasonable attorneys' fees) incurred by Lender resulting from or incurred in connection with Borrowers’ default as set forth in Section 8 above. In the event any of the provisions of this Exhibit B are not enforceable under the laws of the applicable jurisdiction, Borrowers must promptly notify Lender in writing of such unenforceability and recommend alternate language that will be enforceable under applicable law. For the purposes of this Agreement, Borrowers acknowledge and agree that such direct damages shall include, without limitation, any market “breakage” fee or charge.

B.	Investor Delivery Tolerance (not to exceed 5%) and Breakage Fee is 2% of the Locked Loan Amount.

C.	The Borrower, Property, and Property Addresses associated with the Initial Advance are:

Mortgage Property	Borrower	Address	City	State	Zip Code
Courtyard at Westgate	WESTGATE APARTMENTS BURLINGTON, LLC, a Delaware limited liability company	105-107 Westgate Dr	Burlington	MA	01803

Hamilton Village	SCHOOL STREET 9, LLC, a Delaware limited liability company	9 School St	Framingham	MA	01701

Stonebridge Apartments	NERA DEAN STREET ASSOCIATES, LLC, a Delaware limited liability company	38 Dean St	Norwood	MA	02062

Westgate Apartments	WESTGATE APARTMENTS, LLC, a Delaware limited liability company	2-20 Westgate Dr	Woburn	MA	01801

Streamlined Rate Lock Agreement (Preliminary Underwriting Completed Prior to Rate Lock)	Form 6430	Page B-1
Fannie Mae	06-19	© 2019 Fannie Mae